Exhibit 99.2

REVOLUTION LIGHTING TECHNOLOGIES, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	Page 1
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2015	Page 2
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2015	Page 3
Notes to Pro Forma Condensed Consolidated Financial Statements	Page 4

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On May 2, 2016, Revolution Lighting Technologies – TNT Energy LLC (the “Acquisition Subsidiary”), a Delaware limited liability company and a wholly owned subsidiary of Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”) entered into a membership interest purchase agreement (the “Acquisition Agreement”) with TNT Energy, LLC, a Massachusetts limited liability company (“TNT”), and Timothy M. Blanchard and Theodore A. Carmone Jr. (each a “Member” and collectively, the “Members”). Pursuant to the Acquisition Agreement, the Company, through the Acquisition Subsidiary will acquire all of the outstanding membership interests of TNT. The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 and unaudited pro forma condensed consolidated statement of operations for the year then ended have been prepared to give pro forma effect to the acquisition, which is accounted for as a purchase, as if the acquisition and the related issuances of Revolution’s common stock, and the issuance of promissory notes related to the acquisition had occurred on the dates or periods indicated, as further explained below. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 has been prepared to also give pro forma effect to the acquisition on August 5, 2015, of Energy Source, LLC (“Energy Source” or the “2015 Acquisition”).

The unaudited pro forma condensed consolidated financial statements include a balance sheet as of December 31, 2015 and statement of operations for the year ended December 31, 2015. The historical balance sheet data were derived from the respective historical audited condensed balance sheets of Revolution and TNT as of December 31, 2015. The historical consolidated statements of operations data were derived from the respective audited historical financial statements of Revolution and TNT for the year ended December 31, 2015 and the unaudited financial statements of the 2015 Acquisition for the period from January 1, 2015 to its date of acquisition.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of TNT and related transactions as if they had occurred on December 31, 2015. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 gives effect to the acquisitions and related transactions as if they had occurred on January 1, 2015.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with Revolution’s historical financial statements and related notes and Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and TNT’s audited financial statements for the year ended December 31, 2015 included in this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. They are presented for illustrative purposes and are not indicative of what the financial position or results of operations might have been had the acquisitions and related transactions occurred as of the dates indicated, or the financial position or results of operations for any future period.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

(in thousands, except per share data)

	Year Ended December 31, 2015
	Revolution	2015 Acquisitions (Note 4A)	TNT	Proforma Adjustments		As Adjusted
Revenues	$129,656	$8,868	$24,827	$—		$163,351
Cost of sales	86,366	6,936	19,500			112,802

Gross profit	43,290	1,932	5,327	—		50,549

Operating expenses:
Selling, general, and administrative:
Acquisition, severance, and transition costs	1,950			(1,950)	(4C)	—
Amortization and depreciation	4,868	28	22	349	(3E), (4B)	5,267
Stock based compensation	2,719					2,719
Other selling, general and administrative	32,179	1,844	2,972			36,995
Research and development	2,475					2,475

Total operating expense	44,191	1,872	2,994	(1,601)		47,456

Operating (loss) income	(901)	60	2,333	1,601		3,093
Other expense :
Interest expense and other bank charges	(1,481)	(32)	(1)	(359)	(3G), (4D)	(1,873)

Loss before income taxes	(2,382)	28	2,332	1,242		1,220
Provision for taxes	—		(36)		(5)	(36)

Net (loss) income	$(2,382)	$28	$2,296	$1,242		$1,184

Basic and diluted loss per common share:
Net loss attributable to common stockholders	$(0.16)					$0.07

Basic and diluted weighted average shares outstanding	14,929	—		2,374	(3F), (4E)	17,303

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands)

	December 31, 2015
	Revolution	TNT	Proforma Adjustments		As Adjusted
ASSETS
Current Assets :
Cash and cash equivalents	$219	$42	$—	(3A)	$261
Trade accounts receivable, net	41,132	4,713			45,845
Unbilled contract receivables	4,559	324			4,883
Inventories, net	22,135				22,135
Other current assets	3,830	614	—		4,444

Total current assets	71,875	5,693	—		77,568
Property and equipment, net	1,247	124	—		1,371
Goodwill	64,267		3,603	(3D)	67,870
Intangible assets, net	39,595		5,902	(3D)	45,497
Other assets, net	651	7			658

	$177,635	$5,824	$9,505		$192,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$19,908	$1,374	$—		$21,282
Accrued compensation and benefits	3,388				3,388
Notes payable	10,360	60	1,940	(3A), (3B)	12,360
Accrued and other current liabilities	5,329	62			5,391
Purchase price obligations - current	7,039		—		7,039

Total current liabilities	46,024	1,496	1,940		49,460
Revolving credit facility	22,026				22,026
Related party payable	2,565				2,565
Note payable	2,426	64	(64)	(3B)	2,426
Purchase price obligation-noncurrent	1,764		3,893	(3A)	5,657
Other liabilities	727				727

Total liabilities	75,532	1,560	5,769		82,861
Stockholders’ Equity
Members’ equity		4,264	(4,264)	(3C)	—
Common stock	160		1	(3A)	161
Additional paid - in capital	176,616	—	7,999	(3A)	184,615
Accumulated deficit	(74,673)				(74,673)

Total stockholders’ equity	102,103	4,264	3,736		110,103

	$177,635	$5,824	$9,505		$192,964

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Revolution Lighting Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations of Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”) as of and for the year ended December 31, 2015 reflect the acquisition of TNT Energy, LLC (“TNT”), the cash payment to the former owners of TNT (the “Sellers”), the issuance of common stock to third party investors (the “Investors”), the settlement of TNT’s outstanding bank debt and the issuance of promissory notes to the Sellers to fund the acquisition, as if such transactions had occurred on December 31, 2015 for balance sheet purposes and January 1, 2015 for income statement purposes. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 has been prepared to also give pro forma effect to the acquisition on August 5, 2015 of Energy Source, LLC (‘Energy Source” or the “2015 Acquisition”), and the related transactions as if this transaction had occurred on January 1, 2015.

The unaudited pro forma condensed consolidated statement of income and unaudited pro forma condensed consolidated balance sheet were derived by adjusting Revolution’s historical financial statements for the acquisitions of TNT and the 2015 Acquisition. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statement of operations are provided for informational purposes only and are not indicative of Revolution’s financial position or results of operations had the transactions been consummated on the dates indicated or financial position or results of operations for any future date or period.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statement of operations and accompanying notes should be read in conjunction with Revolution’s historical financial statements and related notes and Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and with TNT’s audited financial statements for the year ended December 31, 2015 included in this Current Report on Form 8-K.

On March 10, 2016, the Company effected a one-for-ten reverse stock split (the “Reverse Split”) of the Company’s common stock. All share and per share information in the unaudited pro forma information has been restated to give effect to the Reverse Split, as applicable.

Note 2. Acquisition of TNT

The unaudited pro forma condensed consolidated financial statements reflect a preliminary purchase price of $13.9 million consisting of (1) cash of $8.0 million, which is expected to be financed from the proceeds from the issuance of shares of common stock, (2) the issuance of $2.0 million of promissory notes to the Sellers, and (3) contingent consideration for a period of two years, which has preliminarily been valued at $3.9 million.

In the accompanying December 31, 2015 unaudited pro forma condensed consolidated balance sheet, the total purchase price has been preliminarily allocated to the tangible and identifiable intangible assets and the liabilities of TNT based on preliminary estimated fair values as of the date of the acquisition in accordance with the acquisition method of accounting and includes preliminary estimated fair values of customer relationships of $2.8 million, trade names of $2.5 million, non-compete agreements of $0.3 million and customer backlog of $0.3 million. Preliminarily, the excess of the purchase price over the fair value of acquired assets and liabilities (goodwill) has been estimated to be $3.6 million.

The Company has not completed the accounting for the acquisition of TNT, and the pro forma adjustments reflected herein are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to additional analyses and valuations and allocations to the assets and liabilities acquired. Final valuations and allocations may differ materially from the estimates reflected in these pro forma condensed consolidated financial statements.

Note 3. Pro Forma Adjustments - TNT

A-Reflects the consideration issued for TNT consisting of (1) cash of $8.0 million, which is expected to be financed from the proceeds from the issuance of shares of common stock, (2) the issuance of $2.0 million of promissory notes to the Sellers, and (3) contingent consideration for a period of two years, which has preliminarily been valued at $3.9 million.

B-Reflects the repayment of the existing TNT debt of $0.1 million.

C-Elimination of TNT historical equity accounts of $4.3 million.

D-Allocation of the excess of the purchase price over the net assets acquired of $ 9.5 million to identifiable intangibles of $5.9 million and goodwill of $3.6 million.

E-Includes amortization of identifiable intangible assets acquired in connection with the acquisition of TNT over their estimated useful lives consistent with the underlying cash flows amounting to $0.4 million for the year ended December 31, 2015. Preliminarily, the useful lives utilized are estimated to be 15 years for customer relationships, 15 years for trade names and 5 years for non-compete agreements. The backlog is expected to be realized within one year of the acquisition and this directly related, non-recurring charge resulting from the acquisition does not have a continuing impact on the results of operations; accordingly, such charge has not been reflected in the pro forma results of operations.

F-Reflects the impact of the shares issued in connection with the TNT acquisition on weighted average shares outstanding.

G-Adjustment for interest expense on the promissory notes issued to sellers at a rate of 5% annually, net of elimination of interest expense related to debt that was settled at closing.

Note 4. Pro Forma Adjustments - 2015 Acquisition

A-Represents the historical results of operations from January 1, 2015 to its date of acquisition.

B-Amortization of the intangible assets acquired in connection with the 2015 Acquisition. The pro forma amortization is based on the amortization periods described in the historical financial statements. The backlog is expected to be realized within one year of the acquisition and this directly related non-recurring charge resulting from the acquisition does not have a continuing impact on the results of operations; accordingly, such charge has not been reflected in the pro forma results of operations. Amortization of such backlog related to the 2015 Acquisition and prior acquisitions that was included in the historical statements of operations has been eliminated.

C-Elimination of acquisition, severance and transition costs incurred by the Company that are directly attributable to previous acquisitions.

D-Adjustment for interest expense on the promissory notes issued in connection with the 2015 Acquisition, net of elimination of interest expense on debt that was settled at closing.

E-Reflects the impact of the shares to be issued in connection with the 2015 Acquisition on weighted shares outstanding.

Note 5. Income taxes

No deferred income taxes or provision for income taxes have been recorded as the Company has net operating losses available to offset TNT’s reported income.